Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
James Wilson, CEO	Kathleen Heaney
JK Acquisition Corporation	Integrated Corporate Relations
713-978-7557	203- 803-3585

Allen Neel, President
Multi-Shot, LLC
936-441-6655
JK ACQUISITION CORP. ENTERS INTO AGREEMENT AND PLAN OF
MERGER WITH MULTI-SHOT, LLC.
Houston, Texas. September 7, 2006 — JK Acquisition Corp. (AMEX: JKA, JKA-U, JKA-WS) announced today it has entered into a definitive agreement pursuant to which it will merge with privately held Multi-Shot, LLC, a leading independent directional drilling services company with an established presence in most major producing onshore oil and gas basins in the United States. Following the consummation of the merger, JK Acquisition Corp. will change its name to MS Energy Services, Inc.
The Transaction
JK Acquisition Corp. will combine with Multi-Shot, LLC through the merger of Multi-Shot, LLC with and into Multi-Shot, Inc., a wholly-owned subsidiary of JK Acquisition Corp. Under the terms of the Agreement and Plan of Merger, JK Acquisition Corp. will also assume approximately $13.5 million of third-party indebtedness of Multi-Shot, LLC. Upon the consummation of the merger, JK Acquisition Corp. anticipates the members of Multi-Shot, LLC will own approximately 21% of the outstanding shares of common stock of JK Acquisition Corp. (assuming no JK Acquisition Corp. shareholders elect to convert their shares to cash).
Closing of the merger is subject to various conditions, including the approval of the Agreement and Plan of Merger by the stockholders of JK Acquisition Corp. and the members of Multi-Shot, LLC. The majority of the shares voted by JK Acquisition Corp. stockholders must be voted in favor of the proposed merger for the transaction to be approved. In addition, the closing is conditioned on holders of not more than 20% of the shares of JK Acquisition Corp. voting against the merger and electing to convert their JK Acquisition Corp. shares into cash.
Upon consummation of the merger, the current management team of Multi-Shot, LLC will be responsible for managing the operations of MS Energy Services, Inc. and Multi-Shot, Inc., with Mr. Allen Neel serving as President and CEO. JK Acquisition Corp. CEO and Chairman, James P. Wilson, will become Chairman of MS Energy Services, Inc. and Multi-Shot, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from both JK Acquisition Corp. and Multi-Shot, LLC.

Mr. Wilson, the Chairman and Chief Executive Officer of JK Acquisition Corp., stated, “We are extremely excited about our merger with Multi-Shot, as the company is one of the leading independent directional drilling service companies in the U.S. Multi-Shot’s customers include large, U.S. independent exploration and production companies, and, equally as important, the company operates in most major onshore oil and gas basins in the U.S. Each member of the management team of Multi-Shot is a seasoned professional with numerous years of experience in this industry and at Multi-Shot. Furthermore, the company has a growth strategy which we believe management will successfully execute.”
Mr. Allen Neel, President of Multi-Shot, LLC added, “This merger is a milestone event for Multi-Shot, as it will allow the company to pursue its growth strategy by providing access to public capital. Consequently, the company will be better positioned to continue increasing operating capacity.”
Additional information about the transaction and Multi-Shot, LLC can be found in JK Acquisition Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006.
About JK Acquisition Corp.
Based in Houston, Texas, JK Acquisition Corp. was formed for the purpose of acquiring one or more operating businesses. JK Acquisition Corp. raised net proceeds of approximately $77 million through its initial public offering consummated in April 2006 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. JK Acquisition Corp.’s efforts have not been limited to a particular industry, but it has focused its efforts on acquiring an operating business in the manufacturing, distribution or service sectors headquartered in North America.
About Multi-Shot, LLC
Based in Conroe, Texas, Multi-Shot, LLC provides directional drilling services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, the company has developed into a leading independent service provider that employs a highly skilled and experienced labor force. The company owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.
Parks Paton Hoepfl & Brown, an energy service investment bank, advised Multi-Shot, LLC in the transaction.
Safe Harbor
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JK Acquisition Corp., Multi-Shot, Inc. (the wholly owned merger subsidiary of JK Acquisition Corp.) and Multi-Shot, LLC (“Multi-Shot”) and their combined business after completion of the proposed merger transaction. Forward looking statements are statements that are not historical facts. All statements, other than statements of historical fact, including, without limitation, statements regarding JK Acquisition Corp.’s or Multi-Shot’s financial position, business strategy, plans and JK Acquisition’s or Multi-Shot’s management’s objectives and future operations, and industry conditions, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JK Acquisition Corp.’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements (“Cautionary Statements”): the failure of JK Acquisition Corp. stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of JK Acquisition Corp. stockholders voting against the merger and/or electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged; the overall U.S. land-based level of rigs and drilling activity; the continued ability of Multi-Shot to successfully execute its business plan involving the proper management of its human resources and asset base; demand for the products and services that Multi-Shot provides; general economic conditions; and, geopolitical events and regulatory changes, as well as other relevant risks detailed in JK Acquisition Corp.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither JK Acquisition Corp. nor Multi-Shot assumes any obligation to update the information contained in this press release. All subsequent written and oral forward-looking statements attributable to JK Acquisition Corp., Multi-Shot, or persons acting on JK Acquisition Corp.’s or Multi-Shot’s behalf, are expressly qualified in their entirety by the Cautionary Statements.
Additional Information and Where to Find It
Stockholders of JK Acquisition Corp. and other interested persons are advised to read, when available, JK Acquisition Corp.’s preliminary proxy statement and definitive proxy statement in connection with JK Acquisition Corp.’ s solicitation of proxies for the special meeting because these proxy statements will contain important information. Such persons can also read JK Acquisition Corp.’s final prospectus, dated April 11, 2006, for a description of the security holdings of the JK Acquisition Corp. officers and directors and of the managing underwriters and their respective interests in the successful consummation of this business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a proxy statement and definitive proxy statement, once available, and the final prospectus can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov).